UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 24, 2010

MABCURE INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

333-141131
(Commission File Number)

20-4907813
(IRS Employer Identification No.)

De Schiervellaan 3/B1 Hasselt, Belgium 3500
(Address of principal executive offices and Zip Code)

+32 (487) 425303
(Registrant's telephone number, including area code)
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

     On September 24, 2010, the Board of Directors of the Registrant approved the appointment of Mr. Gad Berdugo to its Board of Directors.

     Mr. Berdugo, age 46, is the Founder and Managing Partner of Explorium Capital LLC, an investment management and advisory firm specializing exclusively in the global healthcare and life sciences sectors. From 2001-2008, Mr. Berdugo served as a Director and officer of Lazard, where he served as senior equity research analyst and sector leader within Lazard’s centralized Global Equity Investment Research Platform.

     In connection with Mr. Berdugo’s appointment to the Board of Directors, the Registrant entered into an at-will director’s agreement with Mr. Berdugo, the terms of which include the following:

  Mr. Berdugo will receive $4,000 annually for his services as Director.

  Mr. Berdugo will receive an additional annual payment of $8,000 if he serves as a member of a committee of the Board.

  The Registrant undertook to grant Mr. Berdugo five year stock options to purchase 120,000 shares of the Registrant’s common stock at an exercise price equal to $0.45, which is the fair market value of the stock at the date of grant. These options will vest on September 24, 2011, provided that Mr. Berdugo continues to be a Director of the Registrant through the first anniversary of his appointment.

     There are no family relationships between any of our Directors or executive officers.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MABCURE INC.
(Registrant)

	By:	/s/ Dr. Amnon Gonenne
Dr. Amnon Gonenne
President and Chief Executive Officer

Date: September 28, 2010